UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2008

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Non-Employee Director; Stock Option Grant

Effective June 16, 2008, the Board of Directors (the “Board”) of Zebra Technologies Corporation (the “Company”) appointed Richard L. Keyser as a director of the Company.

The Compensation Committee of the Board approved the grant of a non-qualified stock option (the “Option”) to Mr. Keyser in connection with his appointment. The Option has a ten-year term and has an exercise price equal to the closing price of Company’s Class A Common Stock (“Common Stock”) on the date of grant, June 16, 2008. The Option is exercisable for 18,000 shares of the Common Stock and vests in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. Keyser’s continued service as a director on each such vesting date.

The Option was granted pursuant to the Company’s form of Director 4-Year Vesting Non-Qualified Stock Option Agreement, which was previously filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description of Exhibits

10.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: June 17, 2008	By:	/s/ Anders Gustafsson
Anders Gustafsson Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Press Release